Articles Of Incorporation

                                        Of

                                   Polyspherics, Inc.


          Know all men by these present that the undersigned have this day voluntarily associated ourselves together for the purpose of forming a corporation under and pursuant to the provisions of Nevada
     Revised Statutes 78.010 to Nevada Revised Statues
     78.090 inclusive as amended and state and certify that the articles of incorporation are as follows:



          First:      Name



          The name of the corporation is Polyspherics, Inc., (The "Corporation").



          Second:     Registered Office and Agent



     The address of the registered office of the corporation in the State Of Nevada is 1700 East
     Desert Inn Road, Suite 403, Las Vegas, NV, in the city of Las Vegas, County Of Clark. The name and address of the corporation's registered agent in the State of Nevada is Douglas Ansell, at said address, until such time as another agent is duly authorized and appointed by the corporation.



          Third:      Purpose and Business


           The  purpose of the corporation is to engage
     in   any   lawful  act  or  activity   for   which
     corporations  may  now or hereafter  be  organized
     under the Nevada Revised Statutes of the State  of
     Nevada,   including,  but  not  limited   to   the
     following:


                 (a)   The Corporation may at  any
                 time    exercise   such   rights,
                 privileges, and powers, when  not
                 inconsistent  with  the  purposes
                 and   object   for   which   this
                 corporation is organized-,



                       (b)   The Corporation shall
                 have power to have succession  by
                 it's     corporate    name     in
                 perpetuity,  or  until  dissolved
                 and   it's   affairs   wound   up
                 according to law;



                   (c)The Corporation shall have power to sue and be sued in
                    any court of law or equity;



                   (d)The Corporation shall have power to make contracts;



                     (e)    The Corporation  shall
                 have power to hold, purchase  and
                 convey  real and personal  estate
                 and  to  mortgage  or  lease  any
                 such  real  and  personal  estate
                 with  it's franchises.  The power
                 to  hold real and personal estate
                 shall  include the power to  take
                 the same by devise or bequest  in
                 the  State of Nevada, or  in  any
                 other    state,   territory    or
                 country;



                       (f)   The corporation shall
                 have   power   to  appoint   such
                 officers   and  agents   as   the
                 affairs of the Corporation  shall
                 requite  and allow them  suitable
                 compensation;



                     (g)    The Corporation  shall
                 have  power  to make  bylaws  not
                 inconsistent       with       the
                 constitution  or  laws   of   the
                 United  States, or of  the  State
                 of  Nevada,  for the  management,
                 regulation and government  of  if
                 s   affairs  and  property,   the
                 transfer   of  it's  stock,   the
                 transaction  of d's business  and
                 the   calling  and   holding   of
                 meetings of stockholders;



                     (h)    The Corporation  shall
                 have  the  power to wind  up  and
                 dissolve  itself, or be wound  up
                 or dissolved;



                     (i)    The Corporation  shall
                 have  the power to adopt and  use
                 a  common  seal or stamp,  or  to
                 not  use  such seal or stamp  and
                 if  one  is  used, to  alter  the
                 same.   The  use  of  a  seal  or
                 stamp  by the corporation on  any
                 corporate   documents   is    not
                 necessary.  The  Corporation  may
                 use  a  seal  or  stamp,  if   it
                 desires, but such use or  non-use
                 shall  not in any way affect  the
                 legality of the document;



                       (j)   The Corporation Shall
                 have  the  power to borrow  money
                 and     contract    debts    when
                 necessary for the transaction  of
                 Ws  business, or for the exercise
                 of    it's    corporate   rights,
                 privileges or franchises, or  for
                 any  other lawful purpose of it's
                 incorporation;  to  issue  bonds,
                 promissory   notes,   bills    of
                 exchange,  debentures  and  other
                 obligations   and   evidence   of
                 indebtedness,   payable   at    a
                 specified   time  or  times,   or
                 payable upon the happening  of  a
                 specified   event   or    events,
                 whether   secured  by   mortgage,
                 pledge    or    otherwise,     or
                 unsecured,  for  money  borrowed,
                 or   in   payment  for   property
                 purchased,  or acquired,  or  for
                 another lawful object;



               (k)     The Corporation shall  have
                 the     power    to    guarantee,
                 purchase,  hold,  sell,   assign,
                 transfer,  mortgage,  pledge   or
                 otherwise  dispose of the  shares
                 of  the capital stock of, or  any
                 bonds, securities or evidence  in
                 indebtedness   created   by   any
                 other       corporation        or
                 corporations  in  the  State   of
                 Nevada,  or  any other  state  or
                 government and, while  the  owner
                 of  such stock, bonds, securities
                 or  evidence of indebtedness,  to
                 exercise  all the rights,  powers
                 and   privileges  of   ownership,
                 including the right to  vote,  if
                 any;



               (l)     The Corporation shall  have
                 the   power  to  purchase,  hold,
                 sell  and transfer shares of it's
                 own   capital   stock   and   use
                 therefor  it's  capital,  capital
                 surplus,    surplus   or    other
                 property or fund;



               (m)     The Corporation shall  have
                 to  conduct business, have one or
                 more  offices and hold, purchase,
                 mortgage  and  convey  real   and
                 personal  property in  the  State
                 of  Nevada  and  in  any  of  the
                 several    states,   territories,
                 possessions  and dependencies  of
                 the  United States, the  District
                 of  Columbia  and in any  foreign
                 country;



               (n)     The Corporation shall  have
                 the   power   to   do   all   and
                 everything  necessary and  proper
                 for  the  accomplishment  of  the
                 objects   enumerated   in    it's
                 articles  of  incorporation,   or
                 any   amendments   thereof,    or
                 necessary  or incidental  to  the
                 protection  and  benefit  of  the
                 Corporation  and, in general,  to
                 carry   on  any  lawful  business
                 necessary  or incidental  to  the
                 attainment  of  the  purposes  of
                 the  Corporation, whether or  not
                 such   business  is  similar   in
                 nature to the purposes set  forth
                 in  the articles of incorporation
                 of   the   Corporation,  or   any
                 amendment thereof,



               (o)    The Corporation shall have
                 the power to make donations for
                 the public welfare or for
                 charitable, scientific or
                 educational purposes;



               (p)     The Corporation shall  have
                 the  power to enter partnerships,
                 general  or  limited,  or   joint
                 ventures, in connection with  any
                 lawful activities.



          Forth:              Capital Stock



     1.Classes and Number of Shares. The total number of shares of all classes of stock, which the corporation shall have authority to issue is Sixty Million (60,000,000), consisting of Fifty
       Million (50,000,000) shares of Common Stock, par value of $0.001 per share (The "Common
       Stock")  and Ten Million (10,000,000) shares  of
       Preferred Stock, which have a par value of $0.001 per share (the "Preferred Stock").



     2.   Powers and Rights of Common Stock



                  (a)       Preemptive    Right.     No
            shareholders  of  the  Corporation  holding
            common  stock shall have any preemptive  or
            other   right   to   subscribe   for    any
            additional un-issued or treasury shares  of
            stock  or  for  other  securities  of   any
            class, or for rights, warrants or options to purchase stock, or for scrip, or for securities of any kind convertible into stock or carrying stock purchase warrants or privileges unless so authorized by the Corporation;



          (b)   Voting Rights and Powers. With  respect
            to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of the Common
            Stock shall be entitled to cast thereon one (1) vote in person or by proxy for each share of the Common Stock standing in his/her name:



          (c)    Dividends and Distributions



                 (i)     Cash  Dividends.  Subject
                    to  the  rights of holders  of
                    Preferred  Stock,  holders  of
                    Common Stock shall be entitled
                    to receive such cash dividends
                    as  may be declared thereon by
                    the  Board  of Directors  from
                    time to time out of assets  of
                    funds   of   the   Corporation
                    legally available therefor;



                 (ii)      Other   Dividends   and
                    Distributions.  The  Board  of
                    Directors may issue shares  of
                    the  Common Stock in the  form
                    of     a    distribution    or
                    distributions  pursuant  to  a
                    stock dividend or split-up  of
                    the   shares  of  the   Common
                    Stock;



                 (iii)   Other  Rights. Except  as
                    otherwise  required   by   the
                    Nevada Revised Statutes and as
                    may  otherwise be provided  in
                    these       Articles        of
                    Incorporation, each  share  of
                    the  Common  Stock shall  have
                    identical  powers. preferences
                    and  rights, including  rights
                    in liquidation;



     3.Preferred   Stock   The   powers,   preferences,
       rights,    qualifications,    limitations    and
       restrictions pertaining to the Preferred Stock, or any series thereof, shall be such as may be fixed, from time to time, by the Board of Directors in it's sole discretion, authority to do so being hereby expressly vested in such board.



     4.Issuance  of the Common Stock and the  Preferred
       Stock.   The   Board   of   Directors   of   the
       Corporation  may from time to time authorize  by
       resolution the issuance of any or all shares  of
       the  Common Stock and the Preferred Stock herein
       authorized  in  accordance with  the  terms  and
       conditions  set  forth  in  these  Articles   of
       Incorporation   for  such  purposes,   in   such
       amounts,  to  such  persons,  corporations,   or
       entities,  for  such consideration  and  in  the
       case  of  the  Preferred Stock, in one  or  more
       series,  all as the Board of Directors  in  it's
       discretion  may determine and without  any  vote
       or  other action by the stockholders, except  as
       otherwise   required  by  law.  The   Board   of
       Directors,   from  time  to   time,   also   may
       authorize, by resolution, options, warrants  and
       other   rights   convertible  into   Common   or
       Preferred   stock  (collectively  "securities.")
       The   securities   must  be  issued   for   such
       consideration,  including  cash,  property,   or
       services, as the Board or Directors may deem appropriate, subject to the requirement that the value of such consideration be no less than the par value if the shares issued. Any shares issued for which the consideration so fixed has been paid or delivered shall be fully paid stock and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon, provided that the actual value of such consideration is not less that the par value of the shares so issued.
       The Board of Directors may issue shares of the Common Stock in the form of a distribution or distributions pursuant to a stock divided or split-up of the shares of the Common Stock only to the then holders of the outstanding shares of the Common Stock.



     5.Cumulative Voting. Except as otherwise required by applicable law, there shall be no cumulative voting on any matter brought to a vote of stockholders of the Corporation.



          Fifth:              Adoption of Bylaws.



          In the furtherance and not in limitation of the powers conferred by statute and subject to Article Sixth hereof, the Board of Directors is expressly authorized to adopt, repeal, rescind, alter or amend in any respect the Bylaws of the Corporation (the "Bylaws).



          Sixth:      Shareholder Amendment of Bylaws.



          Notwithstanding  Article  Fifth  hereof,  the
     bylaws  may  also be adopted, repealed, rescinded,
     altered   or  amended  in  any  respect   by   the
     stockholders of the Corporation, but only by the affirmative vote of the holders of not less than seventy-five percent (75%) of the voting power of all outstanding shares of voting stock, regardless of class and voting together as a single voting class.



          Seventh:    Board of Directors



          The  business and affairs of the  Corporation
     shall be managed by and under the direction of the
     Board  of  Directors. Except as may  otherwise  be
     provided  pursuant to Section 4 or  Article  Forth
     hereof   in  connection  with  rights   to   elect
     additional      directors     under      specified
     circumstances, which may be granted to the holders of any class or series of Preferred Stock, the exact number of directors of the Corporation shall be determined from time to time by a bylaw or amendment thereto, providing that the number of directors shall not be reduced to less that two
     (2). The directors holding office at the time of the filing of these Articles of Incorporation shall continue as directors until the next annual meeting and/or until their successors are duly chosen.



          Eighth:     Term of Board of Directors.



          Except  as  otherwise required by  applicable
     law,  each director shall serve for a term  ending
     on  the  date  of  the  third  Annual  Meeting  of
     Stockholders  of  the  Corporation  (the   "Annual
     Meeting") following the Annual Meeting at which such director was elected. All directors, shall have equal standing.



          Not withstanding the foregoing provisions  of
     this  Article  Eighth  each director  shall  serve
     until  his  successor is elected and qualified  or
     until  his  death,  resignation  or  removal;   no
     decrease  in  the authorized number  of  directors
     shall  shorten the term of any incumbent director;
     and  additional  directors,  elected  pursuant  to
     Section  4  or Article Forth hereof in  connection
     with  rights  to  elect such additional  directors
     under   specified  circumstances,  which  may   be
     granted to the holders of any class or series of Preferred Stock, shall not be included in any class, but shall serve for such term or terms and pursuant to such other provisions as are specified in the resolution of the Board or Directors establishing such class or series



          Ninth:      Vacancies on Board of Directors



          Except  as may otherwise be provided pursuant
     to Section 4 of Article Forth hereof in connection
     with  rights  to elect additional directors  under
     specified  circumstances, which may be granted  to
     the  holders  of any class or series of  Preferred
     Stock, newly created directorships resulting  from
     any  increase in the number of directors,  or  any
     vacancies on the Board of Directors resulting from
     death,  resignation,  removal,  or  other  causes,
     shall  be filled solely by the quorum of the Board
     of  Directors. Any director elected in  accordance
     with the preceding sentence shall hold office  for
     the  remainder  of the full term of  directors  in
     which  the  new  directorship was created  or  the
     vacancy   occurred  and  until   such   director's
     successor shall have been elected and qualified or
     until   such  director's  death,  resignation   or
     removal, whichever first occurs.



          Tenth:      Removal of Directors



          Except  as may otherwise be provided pursuant
     to   Section  4  or  Article  Fourth   hereof   in
     connection   with   rights  to  elect   additional
     directors under specified circumstances, which may
     be  granted to the holders of any class or  series
     of  Preferred Stock, any director may  be  removed
     form  office  only  for  cause  and  only  by  the
     affirmative vote of the holders of not  less  than
     seventy-five percent (75%) of the voting power  of
     all outstanding shares of voting stock entitled to
     vote  in  connection  with the  election  of  such
     director,  provided,  however,  that  where   such
     removal   is  approved  by  a  majority   of   the
     Directors, the affirmative vote of a majority of the voting power of all outstanding shares of voting stock entitled to vote in connection with the election of such director shall be required for approval of such removal. Failure of an incumbent director to be nominated to serve an additional term of office shall not be deemed a removal from office requiring any stockholder vote.

          Eleventh:   Stockholder Action



          Any  action required or permitted to be taken
     by  the  stockholders of the Corporation  must  be
     effective at a duly called Annual Meeting or at  a
     special   meeting   of   stockholders    of    the
     Corporation,  unless  such  action  requiring   or
     permitting stockholder approval is approved  by  a
     majority  of  the  Directors, in which  case  such
     action  may be authorized or taken by the  written
     consent  of the holders of outstanding  shares  of
     Voting  Stock  having not less  than  the  minimum
     voting  power that would be necessary to authorize
     or  take  such action at a meeting of stockholders
     at  which all shares entitled to vote thereon were
     present and voted, provided all other requirements
     of   applicable  law  these  Articles  have   been
     satisfied.



          Twelfth:    Special Stockholder Meeting



          Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by a majority of the Board of Directors or by the Chairman of the Board or the President. Special meeting may not be called by any other person or persons. Each special meeting shall be held at such date and time as is requested by the person or persons calling the meeting, within the limits fixed by law.



          Thirteenth: Location of Stockholder Meetings.



          Meetings of stockholders of the Corporation may be held within or without the State of Nevada, as the Bylaws may provide. The books of the Corporation may be kelp (subject to any provision of the Nevada Revised Statutes) outside the State of Nevada at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.



          Fourteenth: Private Property of Stockholders.



          The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever and the stockholders shall not be personally liable for the payment of the corporation's debts.



          Fifteenth:  Stockholder Appraisal Rights in
     Business Combinations.



          To  the maximum extent permissible under  the
     Nevada  Revised Statutes of the State  of  Nevada,
     the  stockholders  of  the  Corporation  shall  be
     entitled   to   the  statutory  appraisal   rights
     provided  therein, with respect  to  any  business
     Combination involving the Corporation and any stockholder (or any affiliate or associate of any stockholder), which required the affirmative vote of the Corporation's stockholders.



          Sixteenth:  Other Amendments.



          The  Corporation reserves the right to adopt,
     repeal, rescind, alter or amend in any respect any
     provision   contained   in   these   Articles   of
     Incorporation  in  the  manner  now  or  hereafter
     prescribed  by  applicable  law  and  all   rights
     conferred on stockholders herein granted subject to this reservation.



          Seventeenth:        Term of Existence.



          The Corporation is to have perpetual
     existence.



          Eighteenth: Liability of Directors.



          No  director of this Corporation  shall  have
     personal  liability to the Corporation or  any  of
     it's  stockholders for monetary damages for breach
     of  fiduciary  duty  as  a  director  or  officers
     involving any act or omission of any such director
     or  officer.  The  foregoing provision  shall  not
     eliminate or limit the liability of a director (i)
     for any breach of the directors duty of loyalty to
     the  Corporation  or it's stockholders,  (ii)  for
     acts  or  omissions not in good  faith  or,  which
     involve   intentional  misconduct  or  a   knowing
     violation of law, (iii) under applicable  Sections
     of the Nevada RevisedStatutes, (iv) the payment of
     dividends  in violation of Section 78.300  of  the
     Nevada   Revised   Statutes  or,   (v)   for   any
     transaction  from  which the director  derived  an
     improper   personal   benefit.   Any   repeal   or
     modification of this Article by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.



          Nineteenth:                   Name and
     Address of Incorporator.



          The name and address of the incorporator of the Corporation is:



                       Douglas Ansell

                     137 Blue Creek Way

                     Henderson, NV 89015



          Twentieth: Name(s) and Address(es) of the Board of Directors.



          The number of initial directors shall be two



          The name and address of director #1 is:



                         Bobby Combs

                  6669 Five Pennies Circle

                     Las Vegas, NV 89120



     The name and address of director #2 is:



                       Douglas Ansell

                     137 Blue Creek Way

                     Henderson, NV 89015



          I.  Douglas Ansell, being the first  director
     and  Incorporator  herein before  named,  for  the
     purpose of forming a corporation pursuant  to  the
     Nevada Revised Statutes of the State of Nevada, do
     make   these   Articles,  hereby   declaring   and
     certifying that this is my act and deed and the facts herein stated are true and accordingly have hereunto set my hand this 12th day of August, 1996.



                                        By: /s/ Douglas
     Ansell

                                   Douglas Ansell